                                                                    EXHIBIT 11.1

SCHEDULE REGARDING COMPUTATION OF PER SHARE EARNINGS
(000'S EXCEPT PER SHARE DATA)

                                          TWELVE MONTHS ENDED DECEMBER 31,
                                               1998         1997
                                             --------     --------
Net income (loss)                            $ (1,296)    $(25,907)
                                             --------     --------
Weighted average common shares                  9,659       10,835
Common equivalent shares:
Dilutive Stock options                             --           --
Dilutive Warrants                                  --           --
                                             --------     --------
Common and common equivalent shares             9,659       10,835
                                             ========     ========
Earnings (loss) per common and common
 equivalent share                            $   (.13)     $ (2.39)
                                             ========     ========